Exhibit 99.3

Supplemental Operating and Financial Data
First Quarter Ended March 31, 2020

Q1 2020 Supplemental	Page 2

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to the uncertain financial impact of COVID-19, our capital resources and liquidity, expected dividend payments, expected liquidity and performance of our customers, including AMC, future expenditures for development projects and our results of operations and financial condition. The estimates presented herein are based on the Company's current expectations and, given the current economic uncertainty, there can be no assurances that the Company will be able to continue paying dividends at expected levels, or at all, or continue to comply with applicable covenants under its debt agreements, which could materially impact actual performance. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would,” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. While references to commitments for investment spending are based on present commitments and agreements of the Company, we cannot provide assurance that these transactions will be completed on satisfactory terms. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our most recent Quarterly Report on Form 10-Q.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.

NON-GAAP INFORMATION

This document contains certain non-GAAP measures. These non-GAAP measures, as calculated by the Company, are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these non-GAAP measures are not measurements of financial performance or liquidity under GAAP and should not be considered alternatives to the Company's other financial information determined under GAAP. See pages 23 through 25 for definitions of certain non-GAAP financial measures used in this document and the reconciliations of certain non-GAAP measures on pages 9 and 10 and in the Appendix on pages 26 through 30.

Q1 2020 Supplemental	Page 3

COMPANY PROFILE

THE COMPANY	COMPANY STRATEGY
EPR Properties ("EPR" or the "Company") is a self-administered and self-managed real estate investment trust. EPR was formed in August 1997 as a Maryland real estate investment trust ("REIT"), and an initial public offering was completed on November 18, 1997.
EPR's primary business objective is to enhance shareholder value by achieving predictable growth in Funds from Operations As Adjusted ("FFOAA") and dividends per share.

Since that time, the Company has been a leading Experiential net lease REIT, specializing in select enduring experiential properties. We are focused on growing our Experiential portfolio with properties that offer a variety of enduring, congregate entertainment, recreation and leisure activities. Separately, our Education portfolio is a legacy investment that provides additional geographic and operator diversity.

Our strategic growth is focused on acquiring or developing experiential real estate venues which create value by facilitating out of home congregate entertainment, recreation and leisure experiences where consumers choose to spend their discretionary time and money. These are properties which make up the social infrastructure of society.

This focus is consistent with our depth of knowledge across each of our property types, creating a competitive advantage that allows us to more quickly identify key market trends. We deliberately apply information and our ingenuity to target properties that represent logical extensions within each of our existing property types or potential future investments.

EXPERIENTIAL PORTFOLIO

- Theatres
- Eat & Play
- Ski
- Attractions
- Experiential Lodging
- Gaming
- Fitness & Wellness
- Cultural
- Live Venues

EDUCATION PORTFOLIO

- Private Schools
- Early Childhood

As part of our strategic planning and portfolio management process we assess new opportunities against the following underwriting principles:

BUILDING THE PREMIER EXPERIENTIAL REAL ESTATE PORTFOLIO

Q1 2020 Supplemental	Page 4

INVESTOR INFORMATION

SENIOR MANAGEMENT

Greg Silvers	Mark Peterson
President and Chief Executive Officer	Executive Vice President and Chief Financial Officer

Craig Evans	Greg Zimmerman
Executive Vice President, General Counsel and Secretary	Executive Vice President and Chief Investment Officer

Tonya Mater	Mike Hirons
Vice President and Chief Accounting Officer	Senior Vice President - Asset Management

COMPANY INFORMATION

CORPORATE HEADQUARTERS	TRADING SYMBOLS
909 Walnut Street, Suite 200	Common Stock:
Kansas City, MO 64106	EPR
888-EPR-REIT	Preferred Stock:
www.eprkc.com	EPR-PrC
EPR-PrE
STOCK EXCHANGE LISTING	EPR-PrG
New York Stock Exchange

EQUITY RESEARCH COVERAGE

Bank of America Merrill Lynch	Jeffrey Spector/Joshua Dennerlein	646-855-1363
Citi Global Markets	Michael Bilerman/Nick Joseph	212-816-4471
Janney Montgomery Scott	Rob Stevenson	646-840-3217
J.P. Morgan	Anthony Paolone/Nikita Bely	212-622-6682
Kansas City Capital Associates	Jonathan Braatz	816-932-8019
Keybanc Capital Markets	Jordan Sadler/Craig Mailman	917-368-2280
Ladenburg Thalmann	John Massocca	212-409-2056
Raymond James & Associates	Collin Mings	727-567-2585
RBC Capital Markets	Michael Carroll	440-715-2649
Stifel	Simon Yarmak	443-224-1345
SunTrust Robinson Humphrey	Ki Bin Kim	212-303-4124

EPR Properties is followed by the analysts identified above. Please note that any opinions, estimates, forecasts or recommendations regarding EPR Properties’ performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or recommendations of EPR Properties or its management. EPR Properties does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Q1 2020 Supplemental	Page 5

SELECTED FINANCIAL INFORMATION
(UNAUDITED, DOLLARS AND SHARES IN THOUSANDS)

	THREE MONTHS ENDED MARCH 31,
Operating Information:	2020	2019
Revenue (1)	$151,012	$150,527
Net income available to common shareholders of EPR Properties	31,084	59,315
EBITDAre (2)	115,130	131,496
Adjusted EBITDA (2)	129,929	136,139
Interest expense, net (1)	34,753	33,963
Capitalized interest	262	3,137
Straight-lined rental revenue	(9,708)	2,414
Dividends declared on preferred shares	6,034	6,034
Dividends declared on common shares	88,996	84,343
General and administrative expense	10,988	11,710

	MARCH 31,
Balance Sheet Information:	2020	2019
Total assets	$7,255,340	$6,431,231
Accumulated depreciation	1,023,993	920,409
Cash and cash equivalents	1,225,122	11,116
Total assets before accumulated depreciation less cash and cash equivalents (gross assets)	7,054,211	7,340,524
Debt	3,854,062	3,045,742
Deferred financing costs, net	35,933	32,838
Net debt (2)	2,664,873	3,067,464
Equity	2,936,481	2,912,779
Common shares outstanding	78,588	75,483
Total market capitalization (using EOP closing price)	4,939,300	9,243,164
Net debt/gross assets	38%	42%
Net debt/Adjusted EBITDA (3)	5.1	5.6
Adjusted net debt/Annualized adjusted EBITDA (2)(4)(5)	4.9	5.4

(1) Excludes discontinued operations.
(2) See pages 23 through 25 for definitions. See calculation as applicable on page 29.
(3) Adjusted EBITDA is for the quarter multiplied times four. See pages 23 through 25 for definitions. See calculation on page 29.
(4) Adjusted net debt is net debt less 40% times property under development. See pages 23 through 25 for definitions.
(5) Annualized adjusted EBITDA is adjusted EBITDA for the quarter further adjusted for in-service and disposed projects, percentage rent and participating interest and other non-recurring items which is then multiplied times four. These calculations can be found on page 29 under the reconciliation of Adjusted EBITDA and Annualized Adjusted EBITDA. See pages 23 through 25 for definitions.

Q1 2020 Supplemental	Page 6

SELECTED BALANCE SHEET INFORMATION
(UNAUDITED, DOLLARS IN THOUSANDS)

ASSETS	1ST QUARTER 2020	4TH QUARTER 2019	3ND QUARTER 2019	2ND QUARTER 2019	1ST QUARTER 2019	4TH QUARTER 2018
Real estate investments	$6,208,685	$6,186,562	$6,558,790	$6,553,052	$5,992,707	$5,907,231
Less: accumulated depreciation	(1,023,993)	(989,254)	(989,480)	(954,806)	(920,409)	(883,174)
Land held for development	28,080	28,080	28,080	28,080	28,080	34,177
Property under development	30,063	36,756	31,825	80,695	315,237	287,546
Operating lease right-of-use assets	207,605	211,187	219,459	220,758	211,299	—
Mortgage notes and related accrued interest receivable	356,666	357,391	413,695	550,131	527,627	517,467
Investment in direct financing leases, net	—	—	20,727	20,675	20,616	20,558
Investment in joint ventures	33,897	34,317	35,222	35,658	35,188	34,486
Cash and cash equivalents	1,225,122	528,763	115,839	6,927	11,116	5,872
Restricted cash	4,583	2,677	5,929	5,010	11,166	12,635
Accounts receivable	72,537	86,858	99,190	108,433	111,146	98,369
Other assets	112,095	94,174	94,014	92,042	87,458	96,223
Total assets	$7,255,340	$6,577,511	$6,633,290	$6,746,655	$6,431,231	$6,131,390

LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued liabilities	$112,167	$122,939	$121,351	$126,015	$117,746	$168,463
Operating lease liabilities	232,343	235,650	244,358	245,372	235,612	—
Common dividends payable	30,063	29,424	29,340	29,084	28,306	26,765
Preferred dividends payable	6,034	6,034	6,034	6,034	6,034	6,034
Unearned rents and interest	84,190	74,829	89,797	78,629	85,012	79,051
Line of credit	750,000	—	—	240,000	70,000	30,000
Deferred financing costs, net	(35,933)	(37,165)	(38,384)	(31,957)	(32,838)	(33,941)
Other debt	3,139,995	3,139,995	3,139,995	3,008,580	3,008,580	2,989,995
Total liabilities	4,318,859	3,571,706	3,592,491	3,701,757	3,518,452	3,266,367
Equity:
Common stock and additional paid-in-capital	3,845,911	3,835,674	3,815,278	3,759,032	3,597,916	3,505,266
Preferred stock at par value	148	148	148	148	148	148
Treasury stock	(154,357)	(147,435)	(147,435)	(147,143)	(146,906)	(130,728)
Accumulated other comprehensive income	(5,289)	7,275	4,659	5,174	8,397	12,085
Distributions in excess of net income	(749,932)	(689,857)	(631,851)	(572,313)	(546,776)	(521,748)
Total equity	2,936,481	3,005,805	3,040,799	3,044,898	2,912,779	2,865,023
Total liabilities and equity	$7,255,340	$6,577,511	$6,633,290	$6,746,655	$6,431,231	$6,131,390

Q1 2020 Supplemental	Page 7

SELECTED OPERATING DATA
(UNAUDITED, DOLLARS IN THOUSANDS)

	1ST QUARTER 2020	4TH QUARTER 2019	3RD QUARTER 2019	2ND QUARTER 2019	1ST QUARTER 2019	4TH QUARTER 2018
Rental revenue	$135,043	$154,765	$150,962	$147,003	$140,292	$133,491
Other income	7,573	8,386	11,464	5,726	344	435
Mortgage and other financing income	8,396	7,195	6,930	9,011	9,891	16,991
Total revenue	151,012	170,346	169,356	161,740	150,527	150,917

Property operating expense	13,093	16,097	14,494	14,597	15,551	8,285
Other expense	9,534	10,173	11,403	8,091	—	325
General and administrative expense	10,988	10,831	11,600	12,230	11,710	12,165
Severance expense	—	423	1,521	—	420	5,938
Costs associated with loan refinancing or payoff	—	—	38,269	—	—	—
Interest expense, net	34,753	34,914	36,667	36,458	33,963	33,584
Transaction costs	1,075	5,784	5,959	6,923	5,123	1,583
Credit loss expense	1,192	—	—	—	—	—
Impairment charges	—	2,206	—	—	—	10,735
Depreciation and amortization	43,810	42,398	41,644	38,790	36,002	35,728
Income before equity in (loss) income from joint ventures and other items	36,567	47,520	7,799	44,651	47,758	42,574
Equity in (loss) income from joint ventures	(420)	(905)	(435)	470	489	(5)
Gain (loss) on sale of real estate	220	3,717	845	—	(388)	349
Income tax benefit (expense)	751	530	600	1,300	605	(108)
Income from continuing operations	37,118	50,862	8,809	46,421	48,464	42,810
Discontinued operations:
Income from discontinued operations before other items	—	4,937	11,736	10,399	10,169	11,221
Impairment on public charter school portfolio sale	—	(21,433)	—	—	—	—
Gain on sale of real estate from discontinued operations	—	1,931	13,458	9,774	6,716	—
(Loss) income from discontinued operations	—	(14,565)	25,194	20,173	16,885	11,221
Net income	37,118	36,297	34,003	66,594	65,349	54,031
Preferred dividend requirements	(6,034)	(6,034)	(6,034)	(6,034)	(6,034)	(6,034)
Net income available to common shareholders of EPR Properties	$31,084	$30,263	$27,969	$60,560	$59,315	$47,997

Q1 2020 Supplemental	Page 8

FUNDS FROM OPERATIONS AND FUNDS FROM OPERATIONS AS ADJUSTED
(UNAUDITED, DOLLARS IN THOUSANDS EXCEPT PER SHARE INFORMATION)
FUNDS FROM OPERATIONS ("FFO") (1):	1ST QUARTER 2020	4TH QUARTER 2019	3RD QUARTER 2019	2ND QUARTER 2019	1ST QUARTER 2019	4TH QUARTER 2018
Net income available to common shareholders of EPR Properties	$31,084	$30,263	$27,969	$60,560	$59,315	$47,997
Gain on sale of real estate	(220)	(5,648)	(14,303)	(9,774)	(6,328)	(349)
Impairment charges	—	23,639	—	—	—	10,735
Real estate depreciation and amortization	43,525	44,242	44,863	42,098	39,514	39,297
Allocated share of joint venture depreciation	383	551	553	554	555	56
FFO available to common shareholders of EPR Properties	$74,772	$93,047	$59,082	$93,438	$93,056	$97,736
FFO available to common shareholders of EPR Properties	$74,772	$93,047	$59,082	$93,438	$93,056	$97,736
Add: Preferred dividends for Series C preferred shares	1,939	1,937	—	1,939	1,939	1,939
Add: Preferred dividends for Series E preferred shares	1,939	1,939	—	1,939	1,939	1,939
Diluted FFO available to common shareholders of EPR Properties	$78,650	$96,923	$59,082	$97,316	$96,934	$101,614

FUNDS FROM OPERATIONS AS ADJUSTED ("FFOAA") (1):
FFO available to common shareholders of EPR Properties	$74,772	$93,047	$59,082	$93,438	$93,056	$97,736
Costs associated with loan refinancing or payoff	—	43	38,407	—	—	—
Transaction costs	1,075	5,784	5,959	6,923	5,123	1,583
Severance expense	—	423	1,521	—	420	5,938
Termination fee included in gain on sale	—	1,217	11,324	6,533	5,001	—
Credit loss expense	1,192	—	—	—	—	—
Deferred income tax benefit	(1,113)	(847)	(984)	(1,675)	(609)	(182)
FFO as adjusted available to common shareholders of EPR Properties	$75,926	$99,667	$115,309	$105,219	$102,991	$105,075

FFO as adjusted available to common shareholders of EPR Properties	$75,926	$99,667	$115,309	$105,219	$102,991	$105,075
Add: Preferred dividends for Series C preferred shares	1,939	1,937	1,939	1,939	1,939	1,939
Add: Preferred dividends for Series E preferred shares	1,939	1,939	1,939	1,939	1,939	1,939
Diluted FFO as adjusted available to common shareholders of EPR Properties	$79,804	$103,543	$119,187	$109,097	$106,869	$108,953
FFO per common share:
Basic	$0.95	$1.19	$0.76	$1.23	$1.25	$1.31
Diluted	0.95	1.18	0.76	1.22	1.23	1.30
FFO as adjusted per common share:
Basic	$0.97	$1.27	$1.49	$1.38	$1.38	$1.41
Diluted	0.97	1.26	1.46	1.36	1.36	1.39
Shares used for computation (in thousands):
Basic	78,467	78,456	77,632	76,164	74,679	74,343
Diluted	78,476	78,485	77,664	76,199	74,725	74,402
Effect of dilutive Series C preferred shares	2,232	2,184	2,170	2,158	2,145	2,133
Effect of dilutive Series E preferred shares	1,664	1,640	1,634	1,628	1,622	1,615
Adjusted weighted-average shares outstanding-diluted Series C and Series E	82,372	82,309	81,468	79,985	78,492	78,150

(1) See pages 23 through 25 for definitions.
Amounts above include the impact of discontinued operations, which are separately classified in the consolidated statements of income.

Q1 2020 Supplemental	Page 9

ADJUSTED FUNDS FROM OPERATIONS
(UNAUDITED, DOLLARS IN THOUSANDS EXCEPT PER SHARE INFORMATION)
ADJUSTED FUNDS FROM OPERATIONS ("AFFO") (1):	1ST QUARTER 2020	4TH QUARTER 2019	3RD QUARTER 2019	2ND QUARTER 2019	1ST QUARTER 2019	4TH QUARTER 2018

FFO available to common shareholders of EPR Properties	$74,772	$93,047	$59,082	$93,438	$93,056	$97,736
Adjustments:
Costs associated with loan refinancing or payoff	—	43	38,407	—	—	—
Transaction costs	1,075	5,784	5,959	6,923	5,123	1,583
Credit loss expense	1,192	—	—	—	—	—
Severance expense	—	423	1,521	—	420	5,938
Termination fees included in gain on sale	—	1,217	11,324	6,533	5,001	—
Deferred income tax benefit	(1,113)	(847)	(984)	(1,675)	(609)	(182)
Non-real estate depreciation and amortization	285	288	271	257	229	244
Deferred financing fees amortization	1,634	1,621	1,552	1,517	1,502	1,490
Share-based compensation expense to management and trustees	3,509	3,349	3,372	3,283	3,177	3,816
Amortization of above/below market leases, net and tenant allowances	(152)	(119)	(107)	(58)	(59)	(54)
Maintenance capital expenditures (2)	(928)	(2,276)	(2,370)	(510)	(297)	(336)
Straight-lined rental revenue	9,708	(3,516)	(4,399)	(3,223)	(2,414)	(3,216)
Non-cash portion of mortgage and other financing income	(91)	(91)	(237)	(1,069)	(1,014)	(784)
AFFO available to common shareholders of EPR Properties	$89,891	$98,923	$113,391	$105,416	$104,115	$106,235

AFFO available to common shareholders of EPR Properties	$89,891	$98,923	$113,391	$105,416	$104,115	$106,235
Add: Preferred dividends for Series C preferred shares	1,939	1,937	1,939	1,939	1,939	1,939
Add: Preferred dividends for Series E preferred shares	1,939	1,939	1,939	1,939	1,939	1,939
Diluted AFFO available to common shareholders of EPR Properties	$93,769	$102,799	$117,269	$109,294	$107,993	$110,113

Weighted average diluted shares outstanding (in thousands)	78,476	78,485	77,664	76,199	74,725	74,402
Effect of dilutive Series C preferred shares	2,232	2,184	2,170	2,158	2,145	2,133
Effect of dilutive Series E preferred shares	1,664	1,640	1,634	1,628	1,622	1,615
Adjusted weighted-average shares outstanding-diluted	82,372	82,309	81,468	79,985	78,492	78,150

AFFO per diluted common share	$1.14	$1.25	$1.44	$1.37	$1.38	$1.41

Dividends declared per common share	$1.1325	$1.1250	$1.1250	$1.1250	$1.1250	$1.0800

AFFO payout ratio (3)	99%	90%	78%	82%	82%	77%

(1) See pages 23 through 25 for definitions.
(2) Includes maintenance capital expenditures and certain second generation tenant improvements and leasing commissions.
(3) AFFO payout ratio is calculated by dividing dividends declared per common share by AFFO per diluted common share.
Amounts above include the impact of discontinued operations, which are separately classified in the consolidated statements of income.

Q1 2020 Supplemental	Page 10

CAPITAL STRUCTURE AS OF MARCH 31, 2020
(UNAUDITED, DOLLARS IN THOUSANDS)

CONSOLIDATED DEBT
PRINCIPAL PAYMENTS DUE ON DEBT:
	BONDS/TERM LOAN/OTHER (1) (2)	UNSECURED CREDIT FACILITY (3)	UNSECURED SENIOR NOTES	TOTAL	WEIGHTED AVG INTEREST RATE
YEAR
2020	$—	$—	$—	$—	—%
2021	—	—	—	—	—%
2022	—	750,000	—	750,000	1.77%
2023	400,000	—	275,000	675,000	4.02%
2024	—	—	148,000	148,000	4.35%
2025	—	—	300,000	300,000	4.50%
2026	—	—	642,000	642,000	4.69%
2027	—	—	450,000	450,000	4.50%
2028	—	—	400,000	400,000	4.95%
2029	—	—	500,000	500,000	3.75%
2030	—	—	—	—	—%
Thereafter	24,995	—	—	24,995	1.39%
Less: deferred financing costs, net	—	—	—	(35,933)	—%
	$424,995	$750,000	$2,715,000	$3,854,062	3.85%

		BALANCE	WEIGHTED AVG INTEREST RATE	WEIGHTED AVG MATURITY
Fixed rate unsecured debt (1)		$3,115,000	4.37%	6.29
Fixed rate secured debt (2)		24,995	1.39%	27.33
Variable rate unsecured debt		750,000	1.77%	1.91
Less: deferred financing costs, net		(35,933)	—%	—
Total		$3,854,062	3.85%	5.58

(1) Includes $400 million of term loan that has been fixed through interest rate swaps through February 7, 2022.
(2) Includes $25 million of secured bonds that have been fixed through interest rate swaps through September 30, 2024.
(3) Unsecured Revolving Credit Facility Summary:
		BALANCE		RATE
	COMMITMENT	AT 3/31/2020	MATURITY	AT 3/31/2020

	$1,000,000	$750,000	February 27, 2022	1.77%

Note: This facility has a seven-month extension available at the Company's option (solely with respect to the unsecured revolving credit portion of the facility) and includes an accordion feature pursuant to which the maximum borrowing amount under the combined unsecured revolving credit and term loan facility can be increased from $1.4 billion to $2.4 billion, in each case, subject to certain terms and conditions.

Q1 2020 Supplemental	Page 11

CAPITAL STRUCTURE AS OF MARCH 31, 2020 AND DECEMBER 31, 2019
(UNAUDITED, DOLLARS IN THOUSANDS)

CONSOLIDATED DEBT (continued)

SUMMARY OF DEBT:	March 31, 2020	December 31, 2019

Unsecured revolving variable rate credit facility, LIBOR + 1.00%, due February 27, 2022	750,000	—
Unsecured term loan payable, LIBOR + 1.10%, $350,000 fixed at 3.15% and $50,000 fixed at 3.35% through February 7, 2022, due February 27, 2023	400,000	400,000
Senior unsecured notes payable, 5.25%, due July 15, 2023	275,000	275,000
Senior unsecured notes payable, 4.35%, due August 22, 2024	148,000	148,000
Senior unsecured notes payable, 4.50%, due April 1, 2025	300,000	300,000
Senior unsecured notes payable, 4.56%, due August 22, 2026	192,000	192,000
Senior unsecured notes payable, 4.75%, due December 15, 2026	450,000	450,000
Senior unsecured notes payable, 4.50%, due June 1, 2027	450,000	450,000
Senior unsecured notes payable, 4.95%, due April 15, 2028	400,000	400,000
Senior unsecured notes payable, 3.75%, due August 15, 2029	500,000	500,000
Bonds payable, variable rate, fixed at 1.39% through September 30, 2024, due August 1, 2047	24,995	24,995
Less: deferred financing costs, net	(35,933)	(37,165)
Total debt	$3,854,062	$3,102,830

Q1 2020 Supplemental	Page 12

CAPITAL STRUCTURE
SENIOR NOTES

SENIOR DEBT RATINGS AS OF MARCH 31, 2020

Moody's	Baa2 (stable)
Fitch	BBB- (negative)
Standard and Poor's	BBB- (negative)

SUMMARY OF COVENANTS

The Company has outstanding public senior unsecured notes with fixed interest rates of 3.75%, 4.50%, 4.75%, 4.95% and 5.25%. Interest on these notes is paid semiannually. These public senior unsecured notes contain various covenants, including: (i) a limitation on incurrence of any debt that would cause the Company's debt to adjusted total assets ratio to exceed 60%; (ii) a limitation on incurrence of any secured debt which would cause the Company’s secured debt to adjusted total assets ratio to exceed 40%; (iii) a limitation on incurrence of any debt which would cause the Company’s debt service coverage ratio to be less than 1.5 times; and (iv) the maintenance at all times of total unencumbered assets not less than 150% of the Company’s outstanding unsecured debt.

The following is a summary of the key financial covenants for the Company's 3.75%, 4.50%, 4.75%, 4.95% and 5.25% public senior unsecured notes, as defined and calculated per the terms of the notes. These calculations, which are not based on U.S. generally accepted accounting principles, or GAAP, measurements, are presented to investors to show the Company's ability to incur additional debt under the terms of the senior unsecured notes only and are not measures of the Company's liquidity or performance. The actual amounts as of March 31, 2020 and December 31, 2019 are:

		Actual	Actual
NOTE COVENANTS	Required	1st Quarter 2020 (1)	4th Quarter 2019 (1)
Limitation on incurrence of total debt (Total Debt/Total Assets)	≤ 60%	47%	42%
Limitation on incurrence of secured debt (Secured Debt/Total Assets)	≤ 40%	—%	—%
Limitation on incurrence of debt: Debt service coverage (Consolidated Income Available for Debt Service/Annual Debt Service) - trailing twelve months	≥ 1.5 x	3.8x	3.9x
Maintenance of total unencumbered assets (Unencumbered Assets/Unsecured Debt)	≥ 150% of unsecured debt	200%	225%

(1) See page 14 for details of calculations.

Q1 2020 Supplemental	Page 13

CAPITAL STRUCTURE
SENIOR NOTES
(UNAUDITED, DOLLARS IN THOUSANDS)

COVENANT CALCULATIONS

TOTAL ASSETS:	March 31, 2020			TOTAL DEBT:			March 31, 2020
Total Assets per balance sheet	$7,255,340			Secured debt obligations			$24,995
Add: accumulated depreciation	1,023,993			Unsecured debt obligations:
Less: intangible assets, net	(45,253)			Unsecured debt			3,865,000
Total Assets	$8,234,080			Outstanding letters of credit			—
				Guarantees			—
				Derivatives at fair market value, net, if liability			—
				Total unsecured debt obligations:			3,865,000
TOTAL UNENCUMBERED ASSETS:	March 31, 2020			Total Debt			$3,889,995
Unencumbered real estate assets, gross	$6,444,120
Cash and cash equivalents	1,225,122
Land held for development	28,080
Property under development	30,063
Total Unencumbered Assets	$7,727,385

CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE:	1ST QUARTER 2020		4TH QUARTER 2019	3RD QUARTER 2019		2ND QUARTER 2019	TRAILING TWELVE MONTHS
Adjusted EBITDA per bond documents	$117,397	(1)	$140,350	$147,196	(2)	$140,606	$545,549
Less: straight-line rental revenue	9,708		(3,516)	(4,399)		(3,223)	(1,430)
CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE	$127,105		$136,834	$142,797		$137,383	$544,119

ANNUAL DEBT SERVICE:
Interest expense, gross	$36,794		$36,442	$37,575		$37,999	$148,810
Less: deferred financing fees amortization	(1,634)		(1,621)	(1,552)		(1,517)	(6,324)
ANNUAL DEBT SERVICE	$35,160		$34,821	$36,023		$36,482	$142,486

DEBT SERVICE COVERAGE	3.6		3.9	4.0		3.8	3.8

(1) Includes straight-line rental revenue write-offs.
(2) Includes prepayment fees.
Amounts above include the impact of discontinued operations, which are separately classified in the consolidated statements of income.

Q1 2020 Supplemental	Page 14

CAPITAL STRUCTURE AS OF MARCH 31, 2020
(UNAUDITED, DOLLARS IN THOUSANDS EXCEPT SHARE INFORMATION)

EQUITY
SECURITY	SHARES OUTSTANDING	PRICE PER SHARE AT MARCH 31, 2020	LIQUIDIATION PREFERENCE	DIVIDEND RATE	CONVERTIBLE	CONVERSION RATIO AT MARCH 31, 2020	CONVERSION PRICE AT MARCH 31, 2020

Common shares	78,587,584	$24.22	N/A	(1)	N/A	N/A	N/A
Series C	5,394,050	$15.79	$134,851	5.750%	Y	0.4137	$60.43
Series E	3,447,381	$21.51	$86,185	9.000%	Y	0.4826	$51.80
Series G	6,000,000	$15.55	$150,000	5.750%	N	N/A	N/A

(1) Total monthly dividends declared in the first quarter of 2020 were $1.1325 per share.

Q1 2020 Supplemental	Page 15

SUMMARY OF RATIOS
(UNAUDITED)

	1ST QUARTER 2020	4TH QUARTER 2019	3RD QUARTER 2019	2ND QUARTER 2019	1ST QUARTER 2019	4TH QUARTER 2018
Net debt to gross assets	38%	35%	40%	42%	42%	43%

Net debt/Adjusted EBITDA (1)(2)	5.1	4.7	5.2	5.8	5.6	5.5

Adjusted net debt/Annualized adjusted EBITDA (3)(4)	4.9	4.8	5.2	5.5	5.4	5.4

Interest coverage ratio (5)	3.6	3.8	3.8	3.7	3.7	3.8

Fixed charge coverage ratio (5)	3.1	3.3	3.3	3.2	3.2	3.3

Debt service coverage ratio (5)	3.6	3.8	3.8	3.7	3.7	3.8

FFO payout ratio (6)	119%	95%	148%	92%	91%	83%

FFO as adjusted payout ratio (7)	117%	89%	77%	83%	83%	78%

AFFO payout ratio (8)	99%	90%	78%	82%	82%	77%

(1) See pages 23 through 25 for definitions.
(2) Adjusted EBITDA is for the quarter multiplied times four. See calculation on page 29.
(3) Adjusted net debt is net debt less 40% times property under development. See pages 23 through 25 for definitions.
(4) Annualized adjusted EBITDA is Adjusted EBITDA for the quarter further adjusted for in-service and disposed projects, percentage rent and participating interest and other non-recurring items which is then multiplied times four. These calculations can be found on page 29 under the reconciliation of Adjusted EBITDA and Annualized Adjusted EBITDA. See pages 23 through 25 for definitions.

(5) See page 27 for detailed calculation.
(6) FFO payout ratio is calculated by dividing dividends declared per common share by FFO per diluted common share.
(7) FFO as adjusted payout ratio is calculated by dividing dividends declared per common share by FFO as adjusted per diluted common share.
(8) AFFO payout ratio is calculated by dividing dividends declared per common share by AFFO per diluted common share.

Q1 2020 Supplemental	Page 16

SUMMARY OF MORTGAGE NOTES RECEIVABLE
(UNAUDITED, DOLLARS IN THOUSANDS)
DESCRIPTION	INTEREST RATE	PAYOFF DATE/MATURITY DATE	MARCH 31, 2020	DECEMBER 31, 2019 (1)
Attraction property Powells Point, North Carolina	7.75%	6/30/2025	$27,090	$27,423
Fitness & wellness property Omaha, Nebraska	7.85%	12/28/2026	5,799	5,803
Fitness & wellness property Omaha, Nebraska	7.85%	1/3/2027	10,904	10,977
Fitness & wellness property Merriam, Kansas	7.55%	7/31/2029	7,968	5,985
Ski property Girdwood, Alaska	8.25%	12/31/2029	36,998	37,000
Experiential lodging property Nashville, Tennessee	6.99%	9/30/2031	68,650	70,396
Eat & play property Austin, Texas	11.31%	6/1/2033	11,487	11,582
Ski property West Dover and Wilmington, Vermont	11.61%	12/1/2034	51,038	51,050
Four ski properties Ohio and Pennsylvania	10.75%	12/1/2034	37,464	37,562
Ski property Chesterland, Ohio	11.21%	12/1/2034	4,430	4,550
Ski property Hunter, New York	8.57%	1/5/2036	21,000	21,000
Eat & play property Midvale, Utah	10.25%	5/31/2036	17,504	17,505
Eat & play property West Chester, Ohio	9.75%	8/1/2036	18,062	18,068
Private school property Mableton, Georgia	8.84%	4/30/2037	5,052	5,048
Fitness & wellness property Fort Collins, Colorado	7.85%	1/31/2038	10,163	10,360
Early childhood education center Lake Mary, Florida	7.75%	5/9/2039	4,241	4,258
Eat & play property Eugene, Oregon	8.13%	6/17/2039	14,794	14,800
Early childhood education center Lithia, Florida	8.25%	10/31/2039	4,022	4,024
Total mortgage notes and related accrued interest receivable			$356,666	$357,391

(1) Balances as of December 31, 2019 are prior to the adoption of ASC Topic 326.

Q1 2020 Supplemental	Page 17

INVESTMENT SPENDING AND DISPOSITION SUMMARIES
(UNAUDITED, DOLLARS IN THOUSANDS)

INVESTMENT SPENDING THREE MONTHS ENDED MARCH 31, 2020
INVESTMENT TYPE	TOTAL INVESTMENT SPENDING	NEW DEVELOPMENT	RE-DEVELOPMENT	ASSET ACQUISITION	MORTGAGE NOTES OR NOTES RECEIVABLE	INVESTMENT IN JOINT VENTURES
Theatres	$24,108	$650	$1,350	$22,108	$—	$—
Eat & Play	5,073	4,985	88	—	—	—
Attractions	959	—	959	—	—	—
Experiential Lodging	9,797	9,580	217	—	—	—
Cultural	6	—	6	—	—	—
Fitness & Wellness	1,999	—	—	—	1,999	—
Total Experiential	41,942	15,215	2,620	22,108	1,999	—
Early Childhood Education Centers	3	—	—	—	3	—
Total Education	3	—	—	—	3	—
Total Investment Spending	$41,945	$15,215	$2,620	$22,108	$2,002	$—

2020 DISPOSITIONS
	THREE MONTHS ENDED MARCH 31, 2020
INVESTMENT TYPE	TOTAL DISPOSITIONS	NET PROCEEDS FROM SALE OF REAL ESTATE	NET PROCEEDS FROM PAYDOWN OF MORTGAGE NOTES
Early Childhood Education Centers	2,907	2,907	—
Total Dispositions	$2,907	$2,907	$—

Q1 2020 Supplemental	Page 18

PROPERTY UNDER DEVELOPMENT - INVESTMENT SPENDING ESTIMATES AT MARCH 31, 2020 (1)
(UNAUDITED, DOLLARS IN THOUSANDS)

	MARCH 31, 2020		OWNED BUILD-TO-SUIT SPENDING ESTIMATES
	PROPERTY UNDER DEVELOPMENT	# OF PROJECTS	2ND QUARTER 2020	3RD QUARTER 2020	4TH QUARTER 2020	1ST QUARTER 2021	THEREAFTER	TOTAL EXPECTED COSTS (2)	% LEASED
Total Build-to-Suit (3)	$15,228	5	$5,181	$7,576	$8,239	$6,141	$2,617	$44,982	100%
Non Build-to-Suit Development	14,835
Total Property Under Development	$30,063

		MARCH 31, 2020	OWNED BUILD-TO-SUIT IN-SERVICE ESTIMATES
		# OF PROJECTS	2ND QUARTER 2020	3RD QUARTER 2020	4TH QUARTER 2020	1ST QUARTER 2021	THEREAFTER	TOTAL IN-SERVICE (2)	ACTUAL IN-SERVICE 1ST QUARTER 2020
Total Build-to-Suit		5	$—	$—	$18,716	$26,266	$—	$44,982	$25,149

	MARCH 31, 2020		MORTGAGE BUILD-TO-SUIT SPENDING ESTIMATES
	MORTGAGE NOTES RECEIVABLE	# OF PROJECTS	2ND QUARTER 2020	3RD QUARTER 2020	4TH QUARTER 2020	1ST QUARTER 2021	THEREAFTER	TOTAL EXPECTED COSTS (2)
Total Build-to-Suit Mortgage Notes	$44,966	2	$1,667	$3,333	$3,333	$3,333	$10,002	$66,634
Non Build-to-Suit Mortgage Notes	311,700
Total Mortgage Notes Receivable	$356,666

(1) This schedule includes only those properties for which the Company has commenced construction as of March 31, 2020
(2) "Total Expected Costs" and "Total In-Service" each reflect the total capital costs expected to be funded by the Company through completion (including capitalized interest or accrued interest as applicable).

(3) Total Build-to-Suit excludes property under development related to the Company's two unconsolidated real estate joint ventures that own recreation anchored lodging properties in St. Petersburg, Florida. The Company's spending estimates for this are estimated at $14.6 million for 2020.

Note: This schedule includes future estimates for which the Company can give no assurance as to timing or amounts. Development projects have risks. See Item 1A - "Risk Factors" in the Company's most recent Annual Report on Form 10-K and, to the extent applicable, the Company's Quarterly Reports on Form 10-Q.

Q1 2020 Supplemental	Page 19

ANNUALIZED ADJUSTED REVENUE BY PROPERTY TYPE
AS OF MARCH 31, 2020
(UNAUDITED, DOLLARS IN THOUSANDS)

	TOTAL NUMBER OF	ANNUALIZED	PERCENTAGE OF ANNUALIZED
PROPERTY TYPE	PROPERTIES	ADJUSTED REVENUE (1)	ADJUSTED REVENUE

Theatres	181	$272,384	45.5%
Eat & Play	56	134,998	22.6%
Attractions	18	35,495	5.9%
Ski	13	45,287	7.6%
Experiential Lodging	6	20,990	3.5%
Gaming	1	11,187	1.9%
Cultural	3	7,136	1.2%
Fitness & Wellness	7	5,487	0.9%

Total Experiential Portfolio	285	$532,964	89.1%

Early Childhood Education Centers	70	31,390	5.3%
Private Schools	16	33,174	5.6%

Total Education Portfolio	86	$64,564	10.9%

Total	371	$597,528	100.0%

(1) Annualized Adjusted Revenue by property type is a Non-GAAP financial measure. See pages 23 through 25 for definitions. See calculation on page 29.

Q1 2020 Supplemental	Page 20

LEASE EXPIRATIONS
AS OF MARCH 31, 2020
(UNAUDITED, DOLLARS IN THOUSANDS)

YEAR	TOTAL NUMBER OF PROPERTIES	RENTAL REVENUE FOR THE TRAILING TWELVE MONTHS ENDED MARCH 31, 2020 (1)(2)	% OF TOTAL REVENUE (2)
2020	1	$1,547	—%
2021	7	9,527	1%
2022	11	21,892	3%
2023	9	17,885	3%
2024	14	29,528	5%
2025	7	13,176	2%
2026	11	22,574	3%
2027	20	43,045	7%
2028	17	27,629	4%
2029	15	25,528	4%
2030	20	27,476	4%
2031	22	23,761	4%
2032	16	18,170	3%
2033	12	14,650	2%
2034	36	56,773	9%
2035	17	50,461	8%
2036	10	23,950	4%
2037	24	47,096	7%
2038	14	26,069	4%
2039	24	20,039	3%
Thereafter	37	28,794	4%
	344	$549,570	84%

Note: This schedule excludes non-theatre tenant leases within the Company's entertainment districts, properties under development, land held for development, properties operated by the Company and investments in mortgage notes receivable.

(1) Rental revenue for the trailing twelve months ended March 31, 2020 includes lease revenue related to the Company's existing operating ground leases (leases in which the Company is a sub-lessor) as well as the gross-up of tenant reimbursed expenses recognized during the trailing twelve months ended March 31, 2020 in accordance with Accounting Standards Update (ASU) No. 2016-02 Leases (Topic 842).

(2) Excludes revenue from discontinued operations and includes the write-offs of straight line rent receivables of $12.5 million against rental revenue during the three months ended March 31, 2020.

Q1 2020 Supplemental	Page 21

TOP TEN CUSTOMERS BY PERCENTAGE OF TOTAL REVENUE
(UNAUDITED, DOLLARS IN THOUSANDS)

		PERCENTAGE OF TOTAL REVENUE
		FOR THE THREE MONTHS ENDED
	CUSTOMERS	MARCH 31, 2020

1.	Regal Entertainment Group	14.1%
2.	Topgolf	13.3%
3.	AMC Theatres (1)	13.3%
4.	Cinemark	6.9%
5.	Vail Resorts	4.5%
6.	Basis Independent Schools	3.6%
7.	Camelback Resort	3.4%
8.	Premier Parks	2.8%
9.	VSS Southern	2.7%
10.	Six Flags	2.7%

	Total	67.3%

(1) During the three months ended March 31, 2020, the Company wrote-off $9.2 million of straight-line receivables to straight-line rental revenue classified in rental revenue in the consolidated statements of income.

Q1 2020 Supplemental	Page 22

DEFINITIONS - NON-GAAP FINANCIAL MEASURES

EBITDAre
The National Association of Real Estate Investment Trusts (“NAREIT”) developed EBITDAre as a relative non-GAAP financial measure of REITs, independent of a company's capital structure, to provide a uniform basis to measure the enterprise value of a company. Pursuant to the definition of EBITDAre by the Board of Governors of NAREIT, the Company calculates EBITDAre as net income, computed in accordance with GAAP, excluding interest expense (net), income tax (benefit) expense, depreciation and amortization, gains and losses from disposition of real estate, impairment losses on real estate, costs (gain) associated with loan refinancing or payoff and adjustments for unconsolidated partnerships, joint ventures and other affiliates. Management provides EBITDAre herein because it believes this information is useful to investors as a supplemental performance measure as it can help facilitate comparisons of operating performance between periods and with other REITs. The Company's method of calculating EBITDAre may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. EBITDAre is not a measure of performance under GAAP, does not represent cash generated from operations as defined by GAAP and is not indicative of cash available to fund all cash needs, including distributions. This measure should not be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

ADJUSTED EBITDA AND ANNUALIZED ADJUSTED EBITDA
Management uses Adjusted EBITDA in its analysis of the performance of the business and operations of the Company. Management believes Adjusted EBITDA is useful to investors because it excludes various items that management believes are not indicative of operating performance, and that it is an informative measure to use in computing various financial ratios to evaluate the Company. The Company defines Adjusted EBITDA as EBITDAre (defined above) for the quarter excluding severance expense, credit loss expense, transaction costs and prepayment fees. This number for the quarter is then multiplied by four to get an annual amount. Annualized Adjusted EBITDA is Adjusted EBITDA for the quarter further adjusted for in-service and disposed projects, percentage rent and participating interest and other non-recurring items including removing any impact from operating properties, which is then multiplied by four to get an annual amount. For the three months ended March 31, 2020, Adjusted EBITDA was further adjusted to reflect the write-offs of straight line rent receivables against rental revenue of $12.5 million related to the impact of the COVID-19 disruption.

The Company's method of calculating Adjusted EBITDA and Annualized Adjusted EBITDA may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Adjusted EBITDA and Annualized Adjusted EBITDA are not measures of performance under GAAP, do not represent cash generated from operations as defined by GAAP and are not indicative of cash available to fund all cash needs, including distributions. These measures should not be considered as an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or cash flows or liquidity as defined by GAAP.

NET DEBT AND ADJUSTED NET DEBT
Net Debt represents debt (reported in accordance with GAAP) adjusted to exclude deferred financing costs, net and reduced for cash and cash equivalents. By excluding deferred financing costs, net and cash and cash equivalents, the result provides an estimate of the contractual amount of borrowed capital to be repaid, net of cash available to repay it. The Company believes this calculation constitutes a beneficial supplemental non-GAAP financial disclosure to investors in understanding its financial condition. Adjusted net debt is net debt less 40% times property under development to remove the estimated portion of property under development that has been financed with debt but has not yet produced earnings. The Company's method of calculating Net Debt and Adjusted Net Debt may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

NET DEBT TO ADJUSTED EBIDTA AND ADJUSTED NET DEBT TO ANNUALIZED ADJUSTED EBITDA
Net Debt to Adjusted EBITDA and Adjusted Net Debt to Annualized Adjusted EBITDA are supplemental measures derived from non-GAAP financial measures that the Company uses to evaluate its capital structure and the magnitude of its debt against its operating performance. The Company believes that investors commonly

Q1 2020 Supplemental	Page 23

use versions of these ratios in a similar manner. In addition, financial institutions use versions of these ratios in connection with debt agreements to set pricing and covenant limitations. The Company's method of calculating both ratios may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

NET OPERATING INCOME ("NOI")
NOI is a widely used financial measure in many industries, including the REIT industry, and is presented to assist investors and analysts in analyzing the performance of the Company. Management uses NOI in its analysis of the operations and valuation of the Company and believes it is useful to investors because it excludes various items included in net income that are not indicative of the operating performance of the Company's investments, such as gains (or losses) from sales of property, depreciation and amortization, and general and administrative expense, and is used in computing various financial ratios as a measure of operational performance. The Company computes NOI by adding back to Adjusted EBITDA - Continuing Operations the impact of general and administrative expense and corporate/unallocated and other.

FUNDS FROM OPERATIONS (“FFO”) AND FFO AS ADJUSTED
NAREIT developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP and management provides FFO herein because it believes this information is useful to investors in this regard. FFO is a widely used measure of the operating performance of real estate companies and is provided here as a supplemental measure to GAAP net income available to common shareholders and earnings per share. Pursuant to the definition of FFO by the Board of Governors of NAREIT, the Company calculates FFO as net income available to common shareholders, computed in accordance with GAAP, excluding gains and losses from disposition of real estate and impairment losses on real estate, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships, joint ventures and other affiliates. Adjustments for unconsolidated partnerships, joint ventures and other affiliates are calculated to reflect FFO on the same basis. The Company has calculated FFO for all periods presented in accordance with this definition. In addition, the Company presents FFO as adjusted. Management believes it is useful to provide FFO as adjusted as a supplemental measure to GAAP net income available to common shareholders and earnings per share. FFO as adjusted is FFO plus costs (gain) associated with loan refinancing or payoff, net, transaction costs, severance expense, preferred share redemption costs, termination fees associated with tenants' exercises of education properties buy-out options and credit loss expense, and by subtracting gain on early extinguishment of debt and deferred income tax benefit (expense). FFO and FFO as adjusted are non-GAAP financial measures. FFO and FFO as adjusted do not represent cash flows from operations as defined by GAAP and are not indicative that cash flows are adequate to fund all cash needs and are not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations, cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate FFO and FFO as adjusted the same way so comparisons with other REITs may not be meaningful.

ADJUSTED FUNDS FROM OPERATIONS (“AFFO”)
In addition to FFO, the Company presents AFFO by adding to FFO costs (gain) associated with loan refinancing or payoff, net, transaction costs, credit loss expense, severance expense, preferred share redemption costs, termination fees associated with tenants' exercises of education properties buy-out options, non-real estate depreciation and amortization, deferred financing fees amortization, share-based compensation expense to management and trustees and amortization of above and below market leases, net and tenant allowances and by subtracting gain on early extinguishment of debt, maintenance capital expenditures (including second generation tenant improvements and leasing commissions), straight-lined rental revenue, non-cash portion of mortgage and other financing income and deferred income tax (benefit) expense. AFFO is a widely used measure of the operating performance of real estate companies and is provided here as a supplemental measure to GAAP net income available to common shareholders and earnings per share and management provides AFFO herein because it believes this information is useful to investors in this regard. AFFO is a non-GAAP financial measure. AFFO does not represent cash flows from operations as defined by GAAP and is not indicative that cash flows are adequate to fund all cash needs and is not to be considered an alternative to net income or any other GAAP measure as a measurement of the results of the Company's operations or its cash flows or liquidity as defined by GAAP. It should also be noted that not all REITs calculate AFFO the same way so comparisons with other REITs may not be meaningful.

Q1 2020 Supplemental	Page 24

INTEREST COVERAGE RATIO
The interest coverage ratio is calculated as the interest coverage amount divided by interest expense, gross. The Company calculates the interest coverage amount by adding to net income impairment charges, credit loss expense, transaction costs, interest expense, gross (including interest expense in discontinued operations), severance expense, depreciation and amortization, share-based compensation expense to management and trustees and costs (gain) associated with loan refinancing or payoff, net; subtracting interest cost capitalized, straight-line rental revenue, gain on early extinguishment of debt, gain (loss) on sale of real estate from continuing and discontinued operations, gain on previously held equity interest, gain on early extinguishment of debt, prepayment fees and deferred income tax benefit (expense). The Company calculated interest expense, gross, by adding to interest expense, net, interest income and interest cost capitalized. The Company considers the interest coverage ratio to be an appropriate supplemental measure of a company’s ability to meet its interest expense obligations and management believes it is useful to investors in this regard. The Company's calculation of the interest coverage ratio may be different from the calculation used by other companies, and therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

FIXED CHARGE COVERAGE RATIO
The fixed charge coverage ratio is calculated in exactly the same manner as the interest coverage ratio, except that interest expense, gross and preferred share dividends are also added to the denominator. The Company considers the fixed charge coverage ratio to be an appropriate supplemental measure of a company’s ability to make its interest and preferred share dividend payments and management believes it is useful to investors in this regard. The Company's calculation of the fixed charge coverage ratio may be different from the calculation used by other companies and, therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

DEBT SERVICE COVERAGE RATIO
The debt service coverage ratio is calculated in exactly the same manner as the interest coverage ratio, except that interest expense, gross and recurring principal payments are also added to the denominator. The Company considers the debt service coverage ratio to be an appropriate supplemental measure of a company’s ability to make its debt service payments and management believes it is useful to investors in this regard. The Company's calculation of the debt service coverage ratio may be different from the calculation used by other companies and, therefore, comparability may be limited. This information should not be considered as an alternative to any GAAP liquidity measures.

ANNUALIZED ADJUSTED REVENUE
Annualized Adjusted Revenue is Total Revenue for the most recent quarter, excluding public charter school total revenue, other income primarily related to operating properties, and pass through revenues (lease and straight-line revenue on existing operating ground leases in which the Company is a sub-lessor and tenant reimbursements), further adjusted for in-service and disposed projects, percentage rent and participating interest and non-recurring adjustments. This number for the quarter is then multiplied by four to get an annual amount.

Q1 2020 Supplemental	Page 25

Appendix to Supplemental Operating and Financial Data
Reconciliation of Certain Non-GAAP Financial Measures
First Quarter Ended March 31, 2020

Q1 2020 Supplemental	Page 26

CALCULATION OF INTEREST, FIXED CHARGE AND DEBT SERVICE COVERAGE RATIOS
(UNAUDITED, DOLLARS IN THOUSANDS)
INTEREST COVERAGE RATIO (1):	1ST QUARTER 2020	4TH QUARTER 2019	3RD QUARTER 2019	2ND QUARTER 2019	1ST QUARTER 2019	4TH QUARTER 2018
Net income	$37,118	$36,297	$34,003	$66,594	$65,349	$54,031
Impairment charges	—	23,639	—	—	—	10,735
Transaction costs	1,075	5,784	5,959	6,923	5,123	1,583
Credit loss expense	1,192	—	—	—	—	—
Interest expense, gross	36,794	36,442	37,575	37,999	37,138	36,304
Severance expense	—	423	1,521	—	420	5,938
Depreciation and amortization	43,810	44,530	45,134	42,355	39,743	39,541
Share-based compensation expense
to management and trustees	3,509	3,348	3,372	3,283	3,177	3,816
Costs associated with loan refinancing or payoff	—	43	38,407	—	—	—
Interest cost capitalized	(262)	(273)	(386)	(1,530)	(3,137)	(2,669)
Straight-line rental revenue	9,708	(3,516)	(4,399)	(3,223)	(2,414)	(3,216)
Gain on sale of real estate	(220)	(5,648)	(14,303)	(9,774)	(6,328)	(349)
Prepayment fees	—	—	(1,760)	—	(900)	(7,391)
Deferred income tax benefit	(1,113)	(847)	(984)	(1,675)	(609)	(182)
Interest coverage amount	$131,611	$140,222	$144,139	$140,952	$137,562	$138,141

Interest expense, net	$34,753	$34,907	$36,640	$36,278	$33,826	$33,515
Interest income	1,779	1,262	549	191	175	120
Interest cost capitalized	262	273	386	1,530	3,137	2,669
Interest expense, gross	$36,794	$36,442	$37,575	$37,999	$37,138	$36,304

Interest coverage ratio	3.6	3.8	3.8	3.7	3.7	3.8

FIXED CHARGE COVERAGE RATIO (1):
Interest coverage amount	$131,611	$140,222	$144,139	$140,952	$137,562	$138,141

Interest expense, gross	$36,794	$36,442	$37,575	$37,999	$37,138	$36,304
Preferred share dividends	6,034	6,034	6,034	6,034	6,034	6,034
Fixed charges	$42,828	$42,476	$43,609	$44,033	$43,172	$42,338

Fixed charge coverage ratio	3.1	3.3	3.3	3.2	3.2	3.3

DEBT SERVICE COVERAGE RATIO (1):
Interest coverage amount	$131,611	$140,222	$144,139	$140,952	$137,562	$138,141
Interest expense, gross	$36,794	$36,442	$37,575	$37,999	$37,138	$36,304
Recurring principal payments	—	—	—	—	—	—
Debt service	$36,794	$36,442	$37,575	$37,999	$37,138	$36,304

Debt service coverage ratio	3.6	3.8	3.8	3.7	3.7	3.8
(1) See pages 23 through 25 for definitions.
Amounts above include the impact of discontinued operations, which are separately classified in the consolidated statements of income.

Q1 2020 Supplemental	Page 27

RECONCILIATION OF INTEREST COVERAGE AMOUNT TO NET CASH PROVIDED BY OPERATING ACTIVITIES
(UNAUDITED, DOLLARS IN THOUSANDS)

The interest coverage amount per the table on page 27 is a non-GAAP financial measure and should not be considered an alternative to any GAAP liquidity measures. It is most directly comparable to the GAAP liquidity measure, “Net cash provided by operating activities,” and is not directly comparable to the GAAP liquidity measures, “Net cash used by investing activities” and “Net cash provided by financing activities.” The interest coverage amount can be reconciled to “Net cash provided by operating activities” per the consolidated statements of cash flows as follows:

	1ST QUARTER 2020	4TH QUARTER 2019	3RD QUARTER 2019	2ND QUARTER 2019	1ST QUARTER 2019	4TH QUARTER 2018

Net cash provided by operating activities	$89,044	$102,268	$127,506	$87,372	$122,384	$83,446

Equity in (loss) income from joint ventures	(420)	(905)	(435)	470	489	(5)
Distributions from joint ventures	—	—	—	—	(112)	—
Amortization of deferred financing costs	(1,634)	(1,621)	(1,552)	(1,517)	(1,502)	(1,490)
Amortization of above and below market leases, net and tenant allowances	152	119	107	58	59	54
Changes in assets and liabilities, net:
Amortization of operating lease assets and liabilities	(273)	(161)	(1,323)	735	(445)	—
Mortgage notes and related accrued interest receivable	512	(8)	(1,155)	1,409	135	(453)
Accounts receivable	(14,149)	14,320	(500)	2,234	(14,669)	8,680
Direct financing lease receivable	—	17	52	59	58	63
Other assets	4,454	(1,888)	(2,245)	(239)	5,673	(1,662)
Accounts payable and accrued liabilities	13,517	(21,851)	(5,639)	4,634	(4,684)	6,265
Unearned rents and interest	(6,907)	11,132	(8,769)	5,568	(5,951)	15,912
Straight-line rental revenue	9,708	(3,516)	(4,399)	(3,223)	(2,414)	(3,216)
Interest expense, gross	36,794	36,442	37,575	37,999	37,138	36,304
Interest cost capitalized	(262)	(273)	(386)	(1,530)	(3,137)	(2,669)
Transaction costs	1,075	5,784	5,959	6,923	5,123	1,583
Severance expense (cash portion)	—	363	1,103	—	317	2,720
Prepayment fees	—	—	(1,760)	—	(900)	(7,391)
Interest coverage amount (1)	$131,611	$140,222	$144,139	$140,952	$137,562	$138,141

Net cash (used) provided by investing activities	$(39,759)	$381,255	$176,446	$(333,363)	$(127,833)	$(104,684)

Net cash provided (used) by financing activities	$649,237	$(73,886)	$(194,098)	$235,607	$9,154	$(56,075)

(1) See pages 23 through 25 for definitions.

Q1 2020 Supplemental	Page 28

RECONCILIATION OF EBITDAre, ADJUSTED EBITDA, ANNUALIZED ADJUSTED EBITDA AND ANNUALIZED ADJUSTED REVENUE
(UNAUDITED, DOLLARS IN THOUSANDS)
ADJUSTED EBITDA (2):	1ST QUARTER 2020	4TH QUARTER 2019	3RD QUARTER 2019	2ND QUARTER 2019	1ST QUARTER 2019	4TH QUARTER 2018
Net income	$37,118	$36,297	$34,003	$66,594	$65,349	$54,031
Interest expense, net	34,753	34,907	36,640	36,278	33,826	33,515
Income tax (benefit) expense	(751)	(530)	(600)	(1,300)	(605)	108
Depreciation and amortization	43,810	44,530	45,134	42,355	39,743	39,541
Gain on sale of real estate	(220)	(5,648)	(14,303)	(9,774)	(6,328)	(349)
Impairment charges	—	23,639	—	—	—	10,735
Costs associated with loan refinancing or payoff	—	43	38,407	—	—	—
Equity in loss (income) from joint ventures	420	905	435	(470)	(489)	5
EBITDAre	$115,130	$134,143	$139,716	$133,683	$131,496	$137,586
Severance expense	—	423	1,521	—	420	5,938
Transaction costs	1,075	5,784	5,959	6,923	5,123	1,583
Credit loss expense	1,192	—	—	—	—	—
Straight-line rental revenue write-offs (1)	12,532	—	—	—	—	—
Prepayment fees	—	—	(1,760)	—	(900)	(7,391)
Adjusted EBITDA (for the quarter)	$129,929	$140,350	$145,436	$140,606	$136,139	$137,716
Adjusted EBITDA (3)	$519,716	$561,400	$581,744	$562,424	$544,556	$550,864

ANNUALIZED ADJUSTED EBITDA (2):
Adjusted EBITDA (for the quarter)	$129,929	$140,350	$145,436	$140,606	$136,139	$137,716
Corporate/unallocated and other NOI	(145)	403	(2,173)	(1,855)	(1,925)	(1,530)
In-service and disposition adjustments (4)	1,351	(4,580)	528	5,591	252	243
Percentage rent/participation adjustments (5)	979	(2,947)	206	(856)	1,335	(2,339)
Non-recurring adjustments (6)	3,999	1,170	213	2,668	(72)	(240)
Annualized Adjusted EBITDA (for the quarter)	$136,113	$134,396	$144,210	$146,154	$135,729	$133,850
Annualized Adjusted EBITDA (7)	$544,452	$537,584	$576,840	$584,616	$542,916	$535,400

ANNUALIZED ADJUSTED REVENUE (1):
Total revenue (for the quarter)	$151,012	$177,440
Other income	(7,573)	(8,386)
Pass-through revenues	(9,694)	(11,793)
In-service and disposition adjustments (4)	456	(6,168)
Straight-line rental revenue write-offs (1)	12,532	—
Percentage rent/participation adjustments (5)	979	(2,947)
Non-recurring adjustments (6)	1,670	(423)
Annualized Adjusted Revenue (for the quarter)	$149,382	$147,723
Annualized Adjusted Revenue (8)	$597,528	$590,892

See footnotes on following page.

Q1 2020 Supplemental	Page 29

(1) Included in rental revenue from continuing operations in the consolidated statements of income in the Company's Annual Reports on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Reconciliation is as follows:

Minimum rent	$138,219	$139,529	$139,844	$134,409	$130,497	$122,489
Tenant reimbursements	3,698	5,790	5,129	5,843	6,102	3,933
Percentage rent	2,757	6,428	3,032	4,147	1,355	5,006
Straight-line rental revenue	2,824	2,926	2,866	2,520	2,245	1,977
Straight-line rental revenue write-offs	(12,532)	—	—	—	—	—
Other rental revenue	77	92	91	84	93	86
Rental revenue	$135,043	$154,765	$150,962	$147,003	$140,292	$133,491

(2) See pages 23 through 25 for definitions.
(3) Adjusted EBITDA for the quarter is multiplied by four to calculate an annual amount.
(4) Adjustments for properties commencing or terminating GAAP net operating income during the quarter and adjustments to revenue from mortgage notes receivable to be consistent with end of quarter balance, for continuing properties only.

(5) To adjust percentage rents and participating interest income from the actual latest quarterly amount to the trailing 12 month amount divided by 4.
(6) Non-recurring adjustments relate to properties under operating agreements with third parties, as applicable, and COVID-19 related adjustments.
(7) Annualized Adjusted EBITDA for the quarter is multiplied by four to calculate an annual amount.
(8) Annualized Adjusted Revenue for the quarter is multiplied by four to calculate an annual amount.
Amounts above include the impact of discontinued operations, which are separately classified in the consolidated statements of income.

Q1 2020 Supplemental	Page 30